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Exhibit 23.1

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

        As independent oil & gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of the name Williamson Petroleum Consultants, Inc. and references to Williamson Petroleum Consultants, Inc. and to the inclusion of and references to our reports, or information contained therein, entitled "Evaluation of Oil and Gas Reserves to the interests of Warren Resources, Inc. effective December 31, 2010 for Disclosure to the Securities and Exchange Commission Williamson Project 0.9434," prepared for Warren Resources, Inc. to be included in the 2012 annual report on Form 10-K of Warren Resources, Inc. for the filing dated on or about March 6, 2013, including the Notes to the Consolidated Financial Statements included in such Form 10-K. We also consent to the incorporation by reference of such reports in the Registration Statements on Forms S-8 (No. 333-169447 and No. 333-125277) of Warren Resources, Inc.

/s/ Williamson Petroleum Consultants, Inc.
WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
March 5, 2013

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  Exhibit 23.1
CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.